Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS FOR
THIRD QUARTER 2014

•        Completed legacy ResCap system migration

•        Recorded $100 million charge for potential settlement with New York regulator

•        Surpassed 500,000 loan modifications milestone

Atlanta, GA – (October 30, 2014) Ocwen Financial Corporation, (NYSE:OCN), a leading financial services holding company, today reported a Net loss of $(75.3) million, or $(0.58) per share, for the third quarter of 2014 compared to Net income of $60.6 million, or $0.39 per share, for the third quarter of 2013. Ocwen generated revenue of $513.7 million, down 3% compared to the third quarter of 2013. Income from operations was $58.7 million for the third quarter of 2014.

Net income for the nine months ended September 30, 2014 was $52.2 million, or $0.36 per share, as compared to $175.1 million, or $1.17 per share, for the same period in 2013. Revenue for the first nine months of 2014 increased 9% from the first nine months of 2013 to a total of $1.6 billion.

Pre-tax loss on a GAAP basis for the third quarter of 2014 was $(72.3) million, a 194% decrease as compared to the second quarter of 2014. During the third quarter of 2014, Ocwen incurred a total of $137 million in normalized expenses. Ocwen’s normalized pre-tax earnings were $64.8 million, a 41% decrease from the second quarter of 2014. Normalized pretax earnings were impacted by $120.0 million of reserves for various regulatory and legal matters, including a $100.0 million accrual for a potential settlement with the New York Department of Financial Services, $9.0 million for Fair Value changes and $8.1 million of integration, technology-related and severance costs. We have not reached any agreement with the New York Department of Financial Services and cannot predict whether or when we may reach such a resolution. Any future resolution of these regulatory and legal matters may be materially different from what has been accrued.

“I want to emphasize that Ocwen takes great efforts to keep borrowers in their homes and to avoid foreclosures” commented Bill Erbey, Ocwen’s Executive Chairman. “Ocwen recently reached a significant milestone by making its 500,000th loan modification, including 290,000 HAMP modifications. Ocwen is the leader in foreclosure prevention with 44% more HAMP modifications than any other servicer. We work very hard to keep borrowers in their homes and that is why we take the concerns raised by the New York Department of Financial Services so seriously. We have numerous compensating controls in place which we believe should have prevented borrower harm. Nonetheless, Ocwen is proactively creating a process whereby any borrower, who believes they received a misdated letter, and were harmed as a result, will have the opportunity to receive a complete file review to resolve any issues caused by the misdating.”

1

Ocwen Financial Corporation

Third Quarter 2014 Results

October 30, 2014

Third Quarter 2014 Business Highlights

•	Completed 21,543 loan modifications with HAMP modifications accounting for 41% of the total. Modifications that included some principal reduction accounted for 47% of total modifications.
•	The constant pre-payment rate (“CPR”) decreased slightly from 12.9% in the second quarter of 2014 to 12.8% in the third quarter of 2014. In the third quarter of 2014, prime CPR was 15.0%, and non-prime CPR was 9.7%.
•	Delinquencies increased slightly from 12.9% at June 30, 2014 to 13.4% at September 30, 2014.
•	Deferred servicing fees (“DSF”) related to delinquent borrower payments amounted to $559.0 million at the end of the quarter. Ocwen does not recognize DSF as revenue until collected, and it does not accrue DSF on its balance sheet.
•	Originated forward and reverse mortgage loans with UPB of $1.1 billion and $168.0 million, respectively.
•	Lending operations generated a $6.6 million pre-tax profit, up 17% compared to the third quarter of last year.
•	Generated $349 million of Cash from Operating Activities and $195 million of Normalized Adjusted Cash from Operating Activities, a non-GAAP measure that adjusts for the impact of advance financing and loans held for sale.
•	Ocwen completed the repurchase of 5,307,019 common shares under its $500 million repurchase program, for a total outlay of $158.8 million.

Subsequent Events and Updates

Through October 30, 2014, Ocwen completed the repurchase of an additional 1,988,673 common shares for $47 million.

“Our normalized pretax earnings were lower in the quarter largely driven by lower revenue and continued elevated legal and compliance costs” said Ron Faris, Ocwen’s CEO. “Revenue was down as we saw a decline in modifications and increased resolution timelines. We saw reductions in operating expenses largely offset by continued increases in our legal and compliance costs. On a positive note, we generated $195 million of normalized adjusted cash from operations in the quarter and repurchased almost $159 million of common stock. Finally, from an operating standpoint, we are excited to have completed our ResCap integration and migration to one common servicing platform. This positions the company well to drive further quality and productivity improvements in the coming year.”

“In the area of new business, as outlined in our prior earnings call, we have begun calling bonds in residential mortgage backed securities where Ocwen is the servicer, and we expect to issue more calls before year-end.”

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, with offices throughout the United States and support operations in India, the Philippines and Uruguay. Utilizing proprietary technology, global infrastructure and world-class training and processes, Ocwen provides solutions that help homeowners and make our clients’ loans worth more.

Additional information is available at www.Ocwen.com.

Webcast and Conference call

The Company will host a webcast and conference call on Thursday, October 30, 2014, at 11 a.m. Eastern Time to discuss its financial results for the third quarter of 2014.

The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

2

Ocwen Financial Corporation

Third Quarter 2014 Results

October 30, 2014

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets and businesses; our ability to effectively manage our regulatory and contractual compliance obligations; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on 08/18/14) and its quarterly report on Form 10-Q for the quarter ended June 30, 2014 (filed with the SEC on 08/18/14). No assurances can be given as to the amount of shares that Ocwen may repurchase pursuant to its share repurchase program or otherwise in any given period. Ocwen may use SEC Rule 10b5-1 plans in connection with its share repurchase program. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures, such as our references to “normalized pre-tax earnings.” We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We also believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information regarding these measures may be found on Ocwen’s website.

FOR FURTHER INFORMATION CONTACT:

Investors:

Stephen Swett

T: (203) 614-0141

E: shareholderrelations@ocwen.com

                    or

Michael R. Bourque, Jr.

Executive Vice President & Chief Financial Officer

E: Michael.Bourque@Ocwen.com

Media:

Sard Verbinnen & Co

Margaret Popper/David Millar

212-687-8080

mpopper@sardverb.com

dmillar@sardverb.com

3

Ocwen Financial Corporation

Third Quarter 2014 Results

October 30, 2014

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	September 30, 2014		June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Total unpaid principal balance of loans and REO serviced	$411,279,614		$435,119,848	$449,570,596	$464,651,332	$434,819,426

Non-performing loans and REO serviced as a % of total UPB (1)	13.4%		12.9%	13.8%	14.5%	14.6%

Prepayment speed (average CPR)(2)	12.8	%(3)	12.9%	11.2%	13.1%	15.8%
(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months.
(3)	Includes average CPR of 15% for prime loans and 9.7% for non-prime loans.

Segment Results (Dollars in thousands) (UNAUDITED)

	Three Months		Nine Months
For the Periods Ended September 30,	2014	2013	2014	2013
Servicing
Revenue	$485,303	$496,302	$1,526,606	$1,381,872
Operating expenses	313,964	305,654	919,998	795,645
Income from operations	171,339	190,648	606,608	586,227
Other expense, net	(126,821)	(119,450)	(393,939)	(339,185)
Income before income taxes	$44,518	$71,198	$212,669	$247,042

Lending
Revenue	$26,877	$33,539	$86,811	$81,180
Operating expenses	22,632	29,504	81,261	69,543
Income from operations	4,245	4,035	5,550	11,637
Other income, net	2,363	1,630	8,692	9,176
Income before income taxes	$6,608	$5,665	$14,242	$20,813

Corporate Items and Other
Revenue	$1,557	$1,801	$4,734	$19,758
Operating expenses	118,482	11,143	148,555	95,361
Loss from operations	(116,925)	(9,342)	(143,821)	(75,603)
Other income (expense), net	(6,467)	1,924	(6,476)	6,643
Loss before income taxes	$(123,392)	$(7,418)	$(150,297)	$(68,960)

Corporate Eliminations
Revenue	$(39)	$(402)	$(118)	$(492)
Operating expenses	(39)	(41)	(118)	(131)
Loss from operations	—	(361)	—	(361)
Other income, net	—	361	—	361
Income (loss) before income taxes	$—	$—	$—	$—

Consolidated income (loss) before income taxes	$(72,266)	$69,445	$76,614	$198,895
4

Ocwen Financial Corporation

Third Quarter 2014 Results

October 30, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

	Three Months		Nine Months
For the Periods Ended September 30,	2014	2013	2014	2013
Revenue
Servicing and subservicing fees	$465,964	$483,267	$1,448,096	$1,333,392
Gain on loans held for sale, net	27,218	28,262	110,041	72,912
Other revenues	20,516	19,711	59,896	76,014
Total revenue	513,698	531,240	1,618,033	1,482,318
Operating expenses
Compensation and benefits	99,879	118,054	316,118	330,679
Amortization of mortgage servicing rights	60,783	79,183	186,075	197,435
Servicing and origination	49,739	34,236	129,473	89,740
Technology and communications	44,261	38,809	121,234	102,698
Professional services	160,704	19,090	212,745	99,228
Occupancy and equipment	24,697	30,786	82,504	74,631
Other operating expenses	14,976	26,102	101,547	66,007
Total operating expenses	455,039	346,260	1,149,696	960,418
Income (loss) from operations	58,659	184,980	468,337	521,900

Other income (expense)
Interest expense	(133,049)	(116,885)	(409,129)	(319,564)
Gain (loss) on debt redemption	—	1,282	2,609	(12,556)
Other, net	2,124	68	14,797	9,115
Other expense, net	(130,925)	(115,535)	(391,723)	(323,005)
Income before income taxes	(72,266)	69,445	76,614	198,895
Income tax expense	2,992	8,873	24,374	23,752
Net income (loss)	(75,258)	60,572	52,240	175,143
Net income (loss) attributable to non-controlling interests	(123)	—	(165)	—
Net income (loss) attributable to Ocwen stockholders	(75,381)	60,572	52,075	175,143
Preferred stock dividends	—	(1,446)	(1,163)	(4,450)
Deemed dividend related to beneficial conversion feature of preferred stock	(808)	(4,401)	(1,639)	(6,573)
Net income (loss) attributable to Ocwen common stockholders	$(76,189)	$54,725	$49,273	$164,120

Earnings (Loss) per share attributable to Ocwen common stockholders
Basic	$(0.58)	$0.40	$0.37	$1.21
Diluted	$(0.58)	$0.39	$0.36	$1.17

Weighted average common shares outstanding
Basic	130,551,197	135,787,834	133,318,381	135,705,892
Diluted	130,551,197	140,057,195	136,881,326	139,747,490
5

Ocwen Financial Corporation

Third Quarter 2014 Results

October 30, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	September 30, 2014	December 31, 2013
Assets
Cash	$299,163	$178,512
Mortgage servicing rights ($101,948 and $116,029 carried at fair value)	1,958,766	2,069,381
Advances	987,286	890,832
Match funded advances	2,359,579	2,552,383
Loans held for sale ($335,950 and $503,753 carried at fair value)	407,887	566,660
Loans held for investment - reverse mortgages, at fair value	1,315,324	618,018
Goodwill	420,201	420,201
Receivables, net	245,817	152,516
Deferred tax assets, net	79,470	115,571
Premises and equipment, net	44,907	53,786
Other assets	237,240	309,143
Total assets	$8,355,640	$7,927,003

Liabilities, Mezzanine Equity and Equity
Liabilities
Match funded liabilities	$2,035,639	$2,364,814
Financing liabilities ($1,854,949 and $1,249,380 carried at fair value)	2,057,490	1,266,973
Other secured borrowings	1,666,427	1,777,669
Senior unsecured notes	350,000	—
Other liabilities	631,641	644,595
Total liabilities	6,741,197	6,054,051

Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $.01 par value; 200,000 shares authorized; 62,000 shares issued and outstanding at December 31, 2013	—	60,361

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 127,467,805 and 135,176,271 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,275	1,352
Additional paid-in capital	567,025	818,427
Retained earnings	1,052,236	1,002,963
Accumulated other comprehensive loss, net of income taxes	(8,784)	(10,151)
Total Ocwen stockholders’ equity	1,611,752	1,812,591
Non-controlling interest in subsidiaries	2,691	—
Total equity	1,614,443	1,812,591
Total liabilities, mezzanine equity and equity	$8,355,640	$7,927,003
6

Ocwen Financial Corporation

Third Quarter 2014 Results

October 30, 2014

Normalized Pre-Tax Income Summary (Dollars in Millions, a Non-GAAP measure)	Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013
GAAP Income before income taxes	$71.7	$77.2	$(72.3)	$69.5
Transition and transaction related expenses	23.4	8.0	7.8	48.0
Legal/Settlement expense	1.6	—	120.0	5.0
Sold operations	—	—	—	—
Other	—	5.4	—	—
Discontinued/Sold Operations				(0.2)
Funding related expenses	—	0.3	0.2	18.0
MSR-Related Fair Value Change	22.4	19.3	9.0	7.1
Normalized income before income taxes	$119.1	$110.2	$64.8	$147.3

Normalization: Income Statement Impact (Dollars in Millions, a Non-GAAP measure)	Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013
Revenue	$—	$—	$—	$0.4
Servicing and Subservicing Fees	—	—	—	0.4
Process Management Fees	—	—	—	—
Operating Expense	$30.1	$20.3	$129.4	$53.4
Compensation and Benefits	9.1	8.3	(1.0)	31.8
Amortization of Servicing Rights	—	—	—	—
Servicing and Originations	5.1	4.4	1.3	(2.7)
Technology and Communications	9.8	5.4	6.8	—
Professional Services	5.1	0.3	120.2	9.2
Occupancy and Equipment	—	0.7	(0.6)	2.7
Other Operating Expenses	1.0	1.2	2.7	12.3
Other Income (Expense)	$17.3	$12.7	$7.7	$24.7
Interest Expense	17.3	12.7	7.7	20.7
Other, net	—	—	—	4.0
Normalized income statement impact	$47.4	$33.0	$137.1	$77.7

Consolidated Statement of Cash Flows – Adjusted Cash Flow from Operations Calculation (Dollars in Millions, a Non-GAAP measure)	Three Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013
Cash provided by Operating Activities (A)	$196	$14	$349	$137
Decrease in Advances & Match Funded Advances (B)	13	110	113	—
Funding Efficiency (C)	67%	61%	61%	NA
Reduction of Match Funded Liabilities (D=B*C)	9	67	69	—
Adjusted Cash Flow from Operations (A-D)	$187	$(53)	$280	$137
Payment for National Mortgage Settlement (E)	—	67	—	—
Loans Held for Sale Adjustments (F)	37	(116)	85	(141)
Normalized Adjusted Cash Flow from Ops (A-D)+(E-F)	$150	$130	$195	$278
7